Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Cicero Inc. on Form S-8 (File No. 333-160581) of our report dated March 31, 2011 with respect to our audit of the consolidated financial statements of Cicero Inc. and subsidiaries as of December 31, 2010 and 2009 and for the years then ended, which report is included in this Annual Report on Form 10-K of Cicero Inc. for the years ended December 31, 2010 and 2009.

	By:	/s/ Marcum LLP
March 31, 2011		Bala Cynwyd, Pennsylvania